UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 18, 2005

ROYAL GOLD, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-5664	84-0835164
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202-1132
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (303) 573-1660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
Exhibit Index
Form of Incentive Stock Option Agreement
Form of Nonqualified Stock Option Agreement
Form of Restricted Stock Agreement
Form of Performance Share Agreement
Employment Agreement

ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Form of Incentive Stock Option Agreement

     Attached as Exhibit 10.1 is a copy of the form of incentive stock option agreement (the “Incentive Stock Option Agreement”) that Royal Gold, Inc. (the “Company”) expects to use to evidence grants of incentive stock options under its 2004 Omnibus Long-Term Incentive Plan (the “Plan”) which was approved by the stockholders of the Company on November 10, 2004 and previously filed with the Securities and Exchange Commission. The Incentive Stock Option Agreement received approval from the Board of Directors of the Company on February 18, 2004.

     The Incentive Stock Option Agreement evidences grants of options, intended to be incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to purchase shares of the Company’s common stock to eligible participants under the terms of the Plan. The number of shares subject to an option, the exercise price of an option and the dates on which portions of an option vest and become exercisable will be established from time to time by the Compensation, Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors of the Company.

Form of Nonqualified Stock Option Agreement

     Attached as Exhibit 10.2 is a copy of the form of nonqualified stock option agreement (the “Nonqualified Stock Option Agreement”) that the Company expects to use to evidence grants of nonqualified stock options under the Plan. The Nonqualified Stock Option Agreement received approval from the Board of Directors of the Company on February 18, 2004.

     The Nonqualified Stock Option Agreement evidences grants of options, not intended to be incentive stock options under Section 422 of the Code, to purchase shares of the Company’s common stock to eligible participants under the terms of the Plan. The number of shares subject to an option, the exercise price of an option and the dates on which portions of an option vest and become exercisable will be established from time to time by the Committee.

Form of Restricted Stock Agreement

     Attached as Exhibit 10.3 is a copy of the form of restricted stock agreement (the “Restricted Stock Agreement”) that the Company expects to use to evidence grants of restricted stock to eligible participants under the Plan. The dates on which shares of restricted stock vest will be established from time to time by the Committee. The Restricted Stock Agreement received approval from the Board of Directors of the Company on February 18, 2004.

Form of Performance Share Agreement

     Attached as Exhibit 10.4 is a copy of the form of performance share agreement (the “Performance Share Agreement”) that the Company expects to use to evidence grants of performance shares to eligible participants under the Plan. The performance shares shall vest upon the Company’s achievement of certain performance metrics, to be established from time to time by the Committee. The Performance Share Agreement received approval from the Board of Directors of the Company on February 18, 2004.

Employment Agreement

     On February 18, 2005, the Company entered into an employment agreement (the “Employment Agreement”) with Stefan Wenger to serve as the Company’s Treasurer and Chief Accounting Officer. The following summary is qualified in its entirety by reference to the text of the Employment Agreement between the Company and Stefan Wenger dated February 18, 2005, a copy of which is attached hereto and incorporated by reference herein as Exhibit 10.5.

     The terms of the employment agreement provide that the Company will pay to Mr. Wenger a base salary of $115,000 and Mr. Wenger will be eligible to participate in the Company’s present and future employee benefits plans if at such time he meets their respective eligibility requirements. If Mr. Wenger is Involuntarily Terminated (as defined in the Employment Agreement), which includes the termination of, or voluntary resignation by, Mr. Wenger upon a Change of Control Event (as defined in the Employment Agreement), the Company is required to pay his salary for a period of one year from the date of such Involuntary Termination. In addition, the terms of the Employment Agreement place certain restrictions on Mr. Wenger’s ability to compete with the Company during the term of the Employment Agreement and for a period of one year thereafter. The term of the Employment Agreement is one year and will automatically be extended for additional and successive one-year periods without further action by either party; however, the Company may terminate the Employment Agreement by providing 90 days prior written notice of involuntary termination.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit No.

10.01	Form of Incentive Stock Option Agreement.

10.02	Form of Nonqualified Stock Option Agreement.

10.03	Form of Restricted Stock Agreement.

10.04	Form of Performance Share Agreement.

10.05	Employment Agreement dated February 18, 2005 by and between Royal Gold, Inc. and Stefan Wenger.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL GOLD, INC.

Date: February 25, 2005	By:	/s/ Stefan Wenger Stefan Wenger Treasurer and Chief Accounting Officer

Exhibit Index

Exhibit No.

10.01	Form of Incentive Stock Option Agreement.

10.02	Form of Nonqualified Stock Option Agreement.

10.03	Form of Restricted Stock Agreement.

10.04	Form of Performance Share Agreement.

10.05	Employment Agreement dated February 18, 2005 by and between Royal Gold, Inc. and Stefan Wenger.